UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 25, 2007, Kosan Biosciences Incorporated (the “Company”) received written notice from Hoffmann-La Roche, Inc. and F. Hoffmann-La Roche Ltd. (collectively, “Roche”) that Roche is terminating in its entirety that certain Collaborative Research, Development and Commercialization Agreement, dated as of September 19, 2002, by and among the Company and Roche, as amended (the “Epothilone Collaboration Agreement”). The termination of the Epothilone Collaboration Agreement will be effective 120 days from the date of the notice. Roche is terminating the Epothilone Collaboration Agreement for its “convenience” as provided for under the Epothilone Collaboration Agreement. The Company believes that Roche is terminating the Epothilone Collaboration Agreement as a result of a re-prioritization within Roche’s research and development group.

Under the terms of the Epothilone Collaboration Agreement, Roche was granted worldwide exclusive rights to market and sell KOS-1584, the Company’s current epothilone anticancer product candidate, and any other epothilones developed under the collaboration in the field of oncology, and the Company was granted the right to co-promote in the United States any epothilone products developed under the Epothilone Collaboration Agreement. Under the Epothilone Collaboration Agreement, the Company was entitled to receive development funding for agreed upon research activities, including clinical trials, and milestone payments based upon achievement of clinical, regulatory and commercial events. The Company will continue to receive development funding under the terms of the Epothilone Collaboration Agreement until the effective date of the termination, after which, absent any new arrangements with third parties, the Company will be required to independently to fund any KOS-1584 or other epothilone development and clinical trial activities undertaken by the Company. The Company was also entitled to receive royalties on any sales of collaboration products under the Epothilone Collaboration Agreement. The Epothilone Collaboration Agreement provides that upon a termination of the Epothilone Collaboration Agreement by Roche for its convenience, the rights licensed to Roche will revert to the Company, and in connection therewith, Roche is required to provide the Company with certain license rights, data and other assistance related to the previously licensed product candidates. Accordingly, following the effectiveness of the termination of the Epothilone Collaboration Agreement, all licensed rights, including to KOS-1584, will revert to the Company. The foregoing is only a brief description of the material terms of the Epothilone Collaboration Agreement, does not purport to be complete and is qualified in its entirety by reference to the Epothilone Collaboration Agreement that was filed as Exhibit 10.43 to the Company’s quarterly report on Form 10-Q filed with the SEC on November 14, 2002 and Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed with the SEC November 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: October 25, 2007	By:	/S/ GARY S. TITUS Gary S. Titus Senior Vice President and Chief Financial Officer